Exhibit 8.2

December     , 2009

Coari Participações S.A.

Rua Humberto de Campos, 425/8° andar-Leblon

22430-190

Rio de Janeiro, RJ, Brazil

Re: Registration Statement on Form F-4 No. 333-

Ladies and Gentlemen:

We have acted as special United States federal income tax counsel to Coari Participações S.A., a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil (“Coari”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form F-4, Registration No. 333-             (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of common shares, no par value, and preferred shares, no par value, of Coari (such common shares and preferred shares referred to herein as the “Shares”). The Shares will be issued by Coari in a share exchange with Brasil Telecom S.A., a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil (the “Share Exchange”), as set forth in the prospectus contained in the Registration Statement (the “Prospectus”).

In our opinion, based on certain representations obtained from officers and other representatives of Coari, the discussion contained under the captions “Part One—Questions and Answers about the Share Exchange—What are the U.S. federal income tax consequences of the Share Exchange?” and “Part Five—The Share Exchange—Material Tax Considerations— U.S. Federal Income Tax Considerations” in the Registration Statement, subject to the assumptions, qualifications and limitations contained therein, set forth the material U.S. federal income tax considerations generally applicable to the Share Exchange and the ownership and disposition of the Shares by “U.S. Holders” (as such term is defined in such discussion in the Registration Statement).

Coari Participações S.A.

                                    , 2009

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our Firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, however, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,